                                                                    Exhibit 99.1














CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Roadway Express, Inc. and Subsidiaries
Quarters ended June 15, 2002 and June 16, 2001

ROADWAY EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

                                                           June 15, 2002                     December 31, 2001
                                                 -----------------------------------------------------------------------
                                                                             (in thousands)
Assets
Current assets:
  Cash and cash equivalents                                $     52,162                       $     46,087
  Accounts receivable, including retained
     interest in securitized receivables, net                   162,054                            165,465
  Other current assets                                           32,172                             24,412
                                                 -----------------------------------------------------------------------
Total current assets                                            246,388                            235,964

Carrier operating property, at cost                           1,422,539                          1,435,931
Less allowance for depreciation                               1,010,343                          1,011,280
                                                 -----------------------------------------------------------------------
Net carrier operating property                                  412,196                            424,651

Goodwill, net                                                    15,006                             14,722
Other assets                                                     40,242                             36,050
                                                 -----------------------------------------------------------------------
Total assets                                               $    713,832                       $    711,387
                                                 =======================================================================

Liabilities and parent company investment
 Current liabilities:
  Accounts payable                                         $    157,342                       $    166,197
  Salaries and wages                                            104,672                            112,099
  Other current liabilities                                      46,955                             49,492
                                                 -----------------------------------------------------------------------
Total current liabilities                                       308,969                            327,788

Long-term liabilities:
  Casualty claims and other                                      58,488                             63,536
  Accrued pension and retiree medical                           125,365                            119,145
                                                 -----------------------------------------------------------------------
Total long-term liabilities                                     183,853                            182,681

Parent company investment                                       221,010                            200,918
                                                 -----------------------------------------------------------------------
Total liabilities and parent company investment            $    713,832                       $    711,387
                                                 =======================================================================

Note: The balance sheet at December 31, 2001 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

See notes to condensed consolidated financial statements.

   ROADWAY EXPRESS, INC. AND SUBSIDIARIES
   CONDENSED STATEMENTS OF CONSOLIDATED INCOME (UNAUDITED)

                                                                                  Twelve Weeks Ended
                                                                                   (Second Quarter)
                                                                        June 15, 2002             June 16, 2001
                                                                  ----------------------------------------------------
                                                                                    (in thousands)
   Revenue                                                                $  606,409                $  642,109
   Operating expenses:
     Salaries, wages and benefits                                            392,635                   412,185
     Operating supplies and expenses                                         103,488                   115,925
     Purchased transportation                                                 57,317                    63,707
     Operating taxes and licenses                                             16,043                    15,948
     Insurance and claims expense                                             11,964                    12,087
     Provision for depreciation                                               15,416                    15,678
     Net loss on disposal of operating property                                  303                       436
                                                                  ----------------------------------------------------
   Total operating expenses                                                  597,166                   635,966
                                                                  ----------------------------------------------------
   Operating income                                                            9,243                     6,143
   Other (expense) income, net                                                  (914)                      858
                                                                  ----------------------------------------------------
   Income before income taxes                                                  8,329                     7,001
   Provision for income taxes                                                  2,766                     2,978
                                                                  ----------------------------------------------------
   Net income                                                             $    5,563               $     4,023
                                                                  ====================================================


                                                                                Twenty-Four Weeks Ended
                                                                                    (Two Quarters)
                                                                        June 15, 2002             June 16, 2001
                                                                  ----------------------------------------------------
                                                                                    (in thousands)
   Revenue                                                                $1,159,967                $1,292,594
   Operating expenses:
     Salaries, wages and benefits                                            758,970                   824,311
     Operating supplies and expenses                                         198,987                   229,634
     Purchased transportation                                                108,443                   128,088
     Operating taxes and licenses                                             30,231                    33,487
     Insurance and claims expense                                             22,352                    25,267
     Provision for depreciation                                               30,685                    30,939
     Net loss on disposal of operating property                                  649                       622
                                                                  ----------------------------------------------------
   Total operating expenses                                                1,150,317                 1,272,348
                                                                  ----------------------------------------------------
   Operating income                                                            9,650                    20,246
   Other (expense), net                                                       (1,939)                   (4,571)
                                                                  ----------------------------------------------------
   Income before income taxes                                                  7,711                    15,675
   Provision for income taxes                                                  2,823                     6,662
                                                                  ----------------------------------------------------
   Net income                                                             $    4,888                $    9,013
                                                                  ====================================================



See notes to condensed consolidated financial statements.

   ROADWAY EXPRESS INC. AND SUBSIDIARIES
   CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS (UNAUDITED)

                                                                                Twenty-four Weeks Ended
                                                                                    (Two Quarters)
                                                                        June 15, 2002             June 16, 2001
                                                                  ----------------------------------------------------
                                                                                    (in thousands)
   CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                                             $    4,888                $    9,013
   Depreciation                                                               30,685                    30,939
   Other operating adjustments                                               (10,527)                    5,463
                                                                  ----------------------------------------------------
   Net cash provided by operating activities                                  25,046                    45,415

   CASH FLOWS FROM INVESTING ACTIVITIES
   Purchases of carrier operating property                                   (20,401)                  (33,358)
   Sales of carrier operating property                                         1,521                       440
                                                                  ----------------------------------------------------
   Net cash (used) by investing activities                                   (18,880)                  (32,918)

   CASH FLOWS FROM FINANCING ACTIVITIES
   Dividends paid                                                                  -                    (1,937)
   Treasury stock activity, net                                                    -                      (337)
                                                                  ----------------------------------------------------
   Net cash (used) by financing activities                                         -                    (2,274)

   Effect of exchange rate on cash                                               (91)                      200
                                                                  ----------------------------------------------------
   Net increase in cash and cash equivalents                                   6,075                    10,423
   Cash and cash equivalents at beginning of period                           46,087                    64,939
                                                                  ----------------------------------------------------
   Cash and cash equivalents at end of period                             $   52,162                $   75,362
                                                                  ====================================================


See notes to condensed consolidated financial statements.


Roadway Express, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements (unaudited)


Note 1--Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the twelve weeks ending June 15, 2002 are not necessarily indicative of the results that may be expected for the year ended December 31, 2002. For further information, refer to the consolidated financial statements and footnotes thereto included in the Roadway Corporation Annual Report on Form 10-K for the year ended December 31, 2001.

Note 2--Accounting Period

Roadway Express, Inc. (Roadway, or Company) operates on 13 four-week accounting periods with 12 weeks in each of the first three quarters and 16 weeks in the fourth quarter.

Note 3--Segment information

The Company provides freight services in one business segment, long haul LTL freight services in North America, and offers services to an additional 66 countries worldwide.

Note 4--Comprehensive Income

Comprehensive income differs from net income due to foreign currency translation adjustments as shown below:

                                                Twelve Weeks Ended                 Twenty-four Weeks Ended
                                                 (Second Quarter)                      (Two Quarters)
                                         June 15, 2002      June 16, 2001     June 15, 2002    June 16 2001
                                       ------------------ ------------------ ----------------- ------------------
                                                                   (in thousands)
Net income                                  $  5,563           $  4,023           $  4,888          $  9,013
Foreign currency translation
     adjustments                               1,122              1,529                (56)              565
                                      ---------------------------------------------------------------------------
Comprehensive (loss) income                 $  6,685           $  5,552           $  4,832          $  9,578
                                      ===========================================================================


Note 5--Contingent Matter

The Company's former parent is currently under examination by the Internal Revenue Service for tax years 1994 and 1995, years prior to the spin-off of the Company. The IRS has proposed substantial adjustments for these tax years for multiemployer pension plan deductions. The IRS is challenging the timing, not the validity of these deductions. The Company is unable to predict the ultimate outcome of this matter, however, its former parent intends to vigorously contest these proposed adjustments.

Under a tax sharing agreement entered into by the Company and its former parent at the time of the spin-off, the Company is obligated to reimburse the former parent for any additional taxes and interest which relate to the Company's business prior to the spin-off. The amount and timing of such payments, if any, is dependent on the ultimate resolution of the former parent's disputes with the IRS and the determination of the nature and extent of the obligations under the tax sharing agreement. The Company has established certain reserves with respect to these proposed adjustments. There can be no assurance, however, that the amount or timing of any liability of the Company to the former parent will not have a material adverse effect on the Company's results of operations and financial position.

Note 6--Guarantor and Non-Guarantor Subsidiaries

The credit facility borrowings and the senior notes issued by Roadway Corporation in connection with its acquisition of Arnold Industries, Inc. are secured by a first-priority-perfected lien on all of the capital stock of the Company's direct subsidiaries. They are also supported by guarantees provided by all of the Company's material subsidiaries, which are wholly owned. These guarantees are full and unconditional, joint and several.

The following condensed consolidating financial statements set forth the Company's balance sheets, statements of income, and statements of cash flows for the same time periods as the financial statements presented in Item 1 above. In the following schedules, "Guarantor Subsidiaries" refers to non-minor domestic subsidiaries, and "Non-Guarantor subsidiaries" refers to foreign and minor domestic subsidiaries and "Eliminations" represent the adjustments necessary to
(a) eliminate intercompany transactions and (b) eliminate the investments in the Company's subsidiaries.


Condensed Consolidating Balance Sheets
June 15, 2002                                              Guarantor      Non-Guarantor
                                                          Subsidiaries    Subsidiaries     Eliminations    Consolidated
                                                         ------------------------------------------------------------------
                                                                                  (in millions)
Cash and cash equivalents                                  $      47        $     5          $     -        $      52
Accounts receivable, including retained interest in
   securitized receivables, net                                  140             15                -              155
Due from affiliates                                               46              -              (39)               7
Prepaid expenses and supplies                                     21              -                -               21
Deferred income taxes                                             11              -                -               11
                                                         ------------------------------------------------------------------
  Total current assets                                           265             20              (39)             246
Carrier operating property, at cost                            1,396             27                -            1,423
Less allowance for depreciation                                  997             14                -            1,011
                                                         ------------------------------------------------------------------
  Net carrier operating property                                 399             13                -              412
Goodwill, net                                                      -             15                -               15
Investment in subsidiaries                                        (2)             -                2                -
Long-term assets                                                   6              -                -                6
Deferred income taxes                                             34              -                1               35
                                                         ------------------------------------------------------------------
  Total assets                                             $     702        $    48         $    (36)       $     714
                                                         ==================================================================

Accounts payable                                           $     149        $     8          $     -        $     157
Due to affiliates                                                  -             39              (39)               -
Salaries and wages                                               103              2                -              105
Freight and casualty claims payable                               46              1                -               47
                                                         ------------------------------------------------------------------
  Total current liabilities                                      298             50              (39)             309

Casualty claims and other                                         58              -                1               59
Accrued pension and retiree medical                              125              -                -              125
Parent company investment                                        221             (2)               2              221
                                                         ------------------------------------------------------------------
  Total liabilities and parent company investment          $     702        $    48         $    (36)       $     714
                                                         ==================================================================

Condensed Consolidating Balance Sheets
December 31, 2001                                          Guarantor      Non-Guarantor
                                                          Subsidiaries    Subsidiaries     Eliminations    Consolidated
                                                         ------------------------------------------------------------------
                                                                                  (in millions)
Cash and cash equivalents                                  $      45        $    1           $     -        $      46
Accounts receivable, including retained interest in
   securitized receivables, net                                  150            15                 -              165
Due from affiliates                                               36             1               (37)               -
Prepaid expenses and supplies                                     11             -                 -               11
Deferred income taxes                                             13             -                 -               13
                                                         ------------------------------------------------------------------
  Total current assets                                           255            17               (37)             235
Carrier operating property, at cost                            1,410            26                 -            1,436
Less allowance for depreciation                                  998            13                 -            1,011
                                                         ------------------------------------------------------------------
  Net carrier operating property                                 412            13                 -              425
Goodwill, net                                                      -            15                 -               15
Investment in subsidiaries                                        (4)            -                 4                -
Deferred income taxes                                             31             -                 -               31
Long-term assets                                                   5             -                 -                5
                                                         ------------------------------------------------------------------
  Total assets                                             $     699        $   45          $    (33)       $     711
                                                         ==================================================================

Accounts payable                                           $     157        $    9           $     -        $     166
Due to affiliates                                                  1            36               (37)               -
Salaries and wages                                               109             3                 -              112
Freight and casualty claims payable                               48             1                 -               49
                                                         ------------------------------------------------------------------
  Total current liabilities                                      315            49               (37)             327

Casualty claims and other                                         64             -                 -               64
Accrued pension and retiree medical                              119             -                 -              119
Parent company investment                                        201            (4)                4              201
                                                         ------------------------------------------------------------------
  Total liabilities and parent company investment          $     699        $   45          $    (33)       $     711
                                                         ==================================================================

Condensed Consolidating Statements of Income
Twelve weeks ended June 15, 2002                           Guarantor      Non-Guarantor
(Second Quarter)                                          Subsidiaries    Subsidiaries     Eliminations    Consolidated
                                                         ------------------------------------------------------------------
                                                                                  (in millions)
Revenue                                                    $     578        $    30         $    (1)        $     607
Operating expenses:
   Salaries, wages and benefits                                  383              9               -               392
   Operating supplies and expenses                                98              7              (1)              104
   Purchased transportation                                       48              9               -                57
   Operating taxes and licenses                                   15              -               -                15
   Insurance and claims expenses                                  12              -               -                12
   Provision for depreciation                                     15              1               -                16
   Net loss on disposal of operating property                      1              -               -                 1
   Results of affiliates                                          (2)             -               2                 -
                                                         ------------------------------------------------------------------
Total operating expenses                                         570             26               1               597
                                                         ------------------------------------------------------------------
Operating income                                                   8              4              (2)               10
Other (expense), net                                              (1)             -               -                (1)
                                                         ------------------------------------------------------------------
Income before income taxes                                         7              4              (2)                9
Provision for income taxes                                         1              2               -                 3
                                                         ------------------------------------------------------------------
Net income                                                 $       6        $     2         $    (2)        $       6
                                                         ==================================================================


Twelve weeks ended June 16, 2001                           Guarantor      Non-Guarantor
(Second Quarter)                                          Subsidiaries    Subsidiaries     Eliminations    Consolidated
                                                         ------------------------------------------------------------------
                                                                                  (in millions)
Revenue                                                    $     615        $    28         $     -         $     643

Operating expenses:
   Salaries, wages and benefits                                  403              9               -               412
   Operating supplies and expenses                               109              7               -               116
   Purchased transportation                                       54             10               -                64
   Operating taxes and licenses                                   16              -               -                16
   Insurance and claims expenses                                  12              -               -                12
   Provision for depreciation                                     15              1               -                16
   Net loss on disposal of operating property                      1              -               -                 1
   Results of affiliates                                           -              -               -                 -
                                                         ------------------------------------------------------------------
Total operating expenses                                         610             27               -               637
                                                         ------------------------------------------------------------------
Operating income                                                   5              1               -                 6
Other income, net                                                  1              -               -                 1
                                                         ------------------------------------------------------------------
Income before income taxes                                         6              1               -                 7
Provision for income taxes                                         2              1               -                 3
                                                         ------------------------------------------------------------------
Net income                                                 $       4        $     -         $     -         $       4
                                                         ==================================================================

Condensed Consolidating Statements of Income
Twenty-four weeks ended June 15, 2002                      Guarantor      Non-Guarantor
(Two Quarters)                                            Subsidiaries    Subsidiaries     Eliminations    Consolidated
                                                         ------------------------------------------------------------------
                                                                                  (in millions)
Revenue                                                    $   1,107        $    54         $    (1)        $   1,160
Operating expenses:
   Salaries, wages and benefits                                  742             17               -               759
   Operating supplies and expenses                               187             13              (1)              199
   Purchased transportation                                       91             17               -               108
   Operating taxes and licenses                                   29              1               -                30
   Insurance and claims expenses                                  22              -               -                22
   Provision for depreciation                                     29              2               -                31
   Net loss on disposal of operating property                      1              -               -                 1
   Results of affiliates                                          (2)             -               2                 -
                                                         ------------------------------------------------------------------
Total operating expenses                                       1,099             50               1             1,150
                                                         ------------------------------------------------------------------
Operating income                                                   8              4              (2)               10
Other (expense), net                                              (2)             -               -                (2)
                                                         ------------------------------------------------------------------
Income before income taxes                                         6              4              (2)                8
Provision for income taxes                                         1              2               -                 3
                                                         ------------------------------------------------------------------
Net income                                                 $       5        $     2         $    (2)        $       5
                                                         ==================================================================


Twenty-four weeks ended June 16, 2001                      Guarantor      Non-Guarantor
(Two Quarters)                                            Subsidiaries    Subsidiaries     Eliminations    Consolidated
                                                         ------------------------------------------------------------------
                                                                                  (in millions)
Revenue                                                    $   1,240        $    54         $     (1)       $   1,293

Operating expenses:
   Salaries, wages and benefits                                  805             19                -              824
   Operating supplies and expenses                               216             14                -              230
   Purchased transportation                                      110             19               (1)             128
   Operating taxes and licenses                                   33              1                -               34
   Insurance and claims expenses                                  25              -                -               25
   Provision for depreciation                                     29              2                -               31
   Net loss on disposal of operating property                      1              -                -                1
   Results of affiliates                                           3              -               (3)               -
                                                         ------------------------------------------------------------------
Total operating expenses                                       1,222             55               (4)           1,273
                                                         ------------------------------------------------------------------
Operating income (loss)                                           18             (1)               3               20
Other (expense), net                                              (3)            (1)               -               (4)
                                                         ------------------------------------------------------------------
Income (loss) before income taxes                                 15             (2)               3               16
Provision for income taxes                                         6              1                -                7
                                                         ------------------------------------------------------------------
Net income (loss)                                          $       9        $    (3)        $      3        $       9
                                                         ==================================================================

Condensed Consolidating Statement of Cash Flows
Twenty-four Weeks Ended June 15, 2002                      Guarantor      Non-Guarantor
(Two Quarters)                                            Subsidiaries    Subsidiaries     Eliminations    Consolidated
                                                         ------------------------------------------------------------------
                                                                                  (in millions)
Net cash provided by operating activities                  $      20      $      5             $   -        $      25

Cash flows from investing activities
Purchases of carrier operating property, net                     (18)           (1)                -              (19)
                                                         ------------------------------------------------------------------
  Net cash (used) in investing activities                        (18)           (1)                -              (19)

Net cash (used) in financing activities                            -             -                 -                -

Net increase in cash and cash equivalents                          2             4                 -                6

Cash and cash equivalents at beginning of year                    45             1                 -               46
                                                         ------------------------------------------------------------------
Cash and cash equivalents at end of year                   $      47      $      5             $   -        $      52
                                                         ==================================================================




Twenty-four Weeks Ended June 16, 2001                      Guarantor      Non-Guarantor
(Two Quarters)                                            Subsidiaries    Subsidiaries     Eliminations    Consolidated
                                                         ------------------------------------------------------------------
                                                                                  (in millions)
Net cash provided by operating activities                     $   42         $     3           $    -       $      45

Cash flows from investing activities
Purchases of carrier operating property, net                     (31)             (2)               -             (33)
                                                         ------------------------------------------------------------------
  Net cash (used) in investing activities                        (31)             (2)               -             (33)

Cash flows from financing activities
Dividends paid                                                    (2)              -                -              (2)
Treasury stock activity - net                                      -               -                -               -
                                                         ------------------------------------------------------------------
   Net cash (used) in financing activities                        (2)              -                -              (2)

Net increase in cash and cash equivalents                          9               1                -              10

Cash and cash equivalents at beginning of year                    61               4                -              65
                                                         ------------------------------------------------------------------
Cash and cash equivalents at end of year                   $      70      $        5           $    -       $      75
                                                         ==================================================================